UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

REGI U.S., INC.
(Exact name of issuer as specified on its charter)

Oregon	91-1580146
(State or other	(I.R.S. employer
jurisdiction of	identification no.)
incorporation or
organization)

#1103 – 11871 Horseshoe Way
Richmond, British Columbia V7A 5H5, Canada
(Address of principal executive offices)

AMENDED PERFORMANCE STOCK PLAN
(Full title of the plan)

Please send copies of all communications to:

JOHN G. ROBERTSON
#1103 – 11871 Horseshoe Way
Richmond, British Columbia V7A 5H5
(604) 278-5996
(Name, address including zip code, telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed	Proposed	Amount of
Securities	Being	Maximum	Maximum	Registration
Being	Registered (1)	Offering	Aggregate	Fee
Registered		Price Per	Offering
		Share (2)	Price (2)

Common
Stock, No
Par Value	1,500,000	$0.20	$300,000	$38.01

(1)	This number represents shares of the Registrant’s common stock, no par value per share(“Common Stock”) being registered for issuance under the Stock Option Plan (the “Plan”).

(2)
Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Bulletin Board as of June 1, 2004 which average was $0.20.

INCORPORATION BY REFERENCE.

The contents of the earlier Registration Statement on Form S-8 relating to the Plan and all documents of the Company filed pursuant the Securities Exchange Act of 1934 are hereby incorporated by reference.

ITEM 8.     EXHIBITS.

Exhibit
Number	Description

5.1	Opinion of James Vandeberg regarding the legality of the Common Stock being registered

23.1	Consent of Manning Elliott, Chartered Accountants

23.2	Consent of James Vandeberg (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (See Signature Page)

99.1	Copy of the Amended Performance Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on the 1st day of June, 2004.

REGI U.S., INC.
(Registrant)

By	/s/ John G. Robertson
John G. Robertson,
President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints John G. Robertson as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, as of the 1st day of June, 2004. This Power of Attorney may be executed in counterpart original, which may be transmitted via facsimile.

Signature	Title

/s/ John G. Robertson	Director and President
John G. Robertson

Director, Vice President and
/s/ Jennifer Lorette	Secretary
Jennifer Lorette

Director and Chief Financial
/s/ James L. Vandeberg	Officer
James L. Vandeberg

LIST OF EXHIBITS

Exhibit
Number	Description

5.1	Opinion of James Vandeberg regarding the legality of the Common Stock being registered

23.1	Consent of Manning Elliott, Chartered Accountants

23.2	Consent of James Vandeberg (Included in Opinion filed as Exhibit 5.1)

24.1	Power of Attorney (See Signature Page)

99.1	Copy of the Amended Performance Stock Plan